Exhibit 99.1
News Release

Contact:	Nick Alexopulos Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS THIRD QUARTER 2022 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.68 per share and Adjusted (non-GAAP) Operating Earnings of $0.75 per share for the third quarter of 2022
•Narrowing guidance range for full year 2022 Adjusted (non-GAAP) Operating Earnings from $2.18-$2.32 per share to $2.21-$2.29 per share
•Strong utility reliability performance – every utility achieved top quartile in outage duration with ComEd continuing to deliver best-on-record CAIDI performance for the third straight quarter
•ComEd announces intent to file its first multi-year plan with the Illinois Commerce Commission (ICC) in January 2023 in accordance with the Climate and Equitable Jobs Act (CEJA)
•Settlements were approved by the Delaware Public Service Commission (DEPSC) and the Pennsylvania Public Utility Commission (PAPUC) in Delmarva Power’s and PECO's gas distribution rate cases in October

CHICAGO (Nov. 3, 2022) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the third quarter of 2022.

“As Exelon leads the energy transformation, our commitment to affordability, energy equity and a cleaner future is unwavering, as is our responsibility to our investors,” said Exelon CEO Chris Crane. “Exelon continues its strong operational performance, with ComEd and PECO achieving best on record SAIFI performance. We are on track to invest more than $6.9 billion at our electric and gas companies by year end to enhance reliability and resiliency. This ongoing infrastructure investment in our electric and gas companies is delivering solid financial and customer satisfaction results. Our consistent operational excellence, strategic and equitable investments in our communities, and significant regulatory milestones achieved this quarter will help ensure we deliver on our promise to provide safe, reliable, resilient and affordable service to our more than 10 million customers and value to our investors."

"Our third-quarter performance remained strong, with adjusted (non-GAAP) earnings of $0.75 per share which, after adjusting for discontinued operations, is $0.14 ahead of the same period last year driven in part by rate adjustments resulting from our continued investments at the utilities to improve reliability and service for customers,” said Jeanne Jones, Exelon executive vice president and chief financial officer. “Our excellent operational performance and progress on the regulatory front through the third quarter –
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with more on the horizon – is continued evidence that we are on the right path to achieve our long-term goals. To that end, we have narrowed our 2022 EPS guidance range to $2.21 to $2.29 per share, and reaffirmed our 6-8% earnings per share growth from 2021-2025.”
Third Quarter 2022
Exelon's GAAP Net Income from Continuing Operations for the third quarter of 2022 increased to $0.68 per share from $0.47 GAAP Net Income from Continuing Operations per share in the third quarter of 2021. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 increased to $0.75 per share from $0.53 per share in the third quarter of 2021. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 4.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2022 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution earnings at ComEd from higher allowed electric distribution ROE due to an increase in treasury rates and higher rate base, rate increases at PECO, BGE, and PHI, and decreases in storm costs at PECO and BGE, partially offset by higher depreciation expense at PECO and PHI.
•Higher earnings at the Exelon holding company due to certain BSC costs that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results in the third quarter of 2021 as these costs do not qualify as expenses of the discontinued operations per the accounting rules, partially offset by higher interest expense.

Operating Company Results1
ComEd
ComEd's third quarter of 2022 GAAP Net Income increased to $291 million from $220 million in the third quarter of 2021. ComEd's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 increased to $293 million from $224 million in the third quarter of 2021, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed electric distribution ROE due to an increase in treasury rates and the impacts of higher rate base). Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s third quarter of 2022 GAAP Net Income increased to $135 million from $111 million in the third quarter of 2021. PECO's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 increased to $174 million from $114 million in the third quarter of 2021, primarily due to distribution rate increases and decreases in storm costs, partially offset by an increase in depreciation expense.
___________
1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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BGE
BGE’s third quarter of 2022 GAAP Net Income decreased to $33 million from $36 million in the third quarter of 2021. BGE's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 increased to $70 million from $40 million in the third quarter of 2021, primarily due to favorable impacts of the multi-year plans and decreases in storm costs. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter of 2022 GAAP Net Income increased to $289 million from $266 million in the third quarter of 2021. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 increased to $286 million from $272 million in the third quarter of 2021, primarily due to distribution rate increases, partially offset by an increase in depreciation expense. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Recent Developments and Third Quarter Highlights
•PECO Pennsylvania Natural Gas Distribution Rate Case: On October 27, 2022, the PAPUC issued an order approving a $55 million increase in PECO's annual natural gas distribution revenues. The rate increase was resolved through a settlement agreement, which did not specify an approved ROE. The rates are effective on January 1, 2023.
•DPL Delaware Natural Gas Base Rate Case: On October 12, 2022, the DEPSC approved an increase in DPL’s annual natural gas distribution rates of $8 million, reflecting an ROE of 9.60%. Interim rates went into effect on August 14, 2022, subject to refund. Rates associated with the approved order are effective on November 1, 2022.
•Financing Activities:
◦On August 4, 2022, Exelon entered into an agreement with certain underwriters in connection with an underwritten public offering of 12.995 million shares of its common stock, no par value. The net proceeds were $563 million before expenses paid. Exelon used the proceeds, together with available cash balances, to repay $575 million in borrowings under a $1.15 billion term loan credit facility.
◦On August 23, 2022, PECO issued $425 million of its First and Refunding Mortgage Bonds, 4.375% Series, due August 15, 2052. PECO used the proceeds to repay outstanding commercial paper obligations and for general corporate purposes.
◦On September 15, 2022, Pepco issued $225 million of its First Mortgage bonds, 3.35% Series, due September 15, 2032. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income (Loss) from Continuing Operations	$0.68	$676	$291	$135	$33	$289
Asset Retirement Obligation (net of taxes of $2)	—	(4)	—	—	—	(4)
Asset Impairments (net of taxes of $10)	0.04	37	—	—	37	—
Separation Costs (net of taxes of $1, $1, $0, $0, and $0, respectively)	—	(3)	2	1	1	1
Income Tax-Related Adjustments (entire amount represents tax expense)	0.04	38	—	38	—	—
2022 Adjusted (non-GAAP) Operating Earnings	$0.75	$745	$293	$174	$70	$286
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2021 GAAP Net Income (Loss) from Continuing Operations	$0.47	$457	$220	$111	$36	$266
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	3	—	—	—	—
Cost Management Program (net of taxes of $0)	—	4	—	1	1	1
COVID-19 Direct Costs (net of taxes of $0)	—	3	—	1	1	1
Asset Retirement Obligation (net of taxes of $1)	—	2	—	—	—	2
Acquisition Related Costs (net of taxes of $2)	0.01	7	—	—	—	—
ERP System Implementation Costs (net of taxes of $1)	—	4	—	—	—	—
Separation Costs (net of taxes of $8, $2, $1, $1, and $1, respectively)	0.02	16	4	2	2	3
Income Tax-Related Adjustments (entire amount represents tax expense)	0.03	26	—	—	—	—
2021 Adjusted (non-GAAP) Operating Earnings	$0.53	$522	$224	$114	$40	$272

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income (Loss) from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the
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income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss third quarter 2022 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and the nation’s largest energy delivery company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 18,000 Exelon employees dedicate their time and expertise to powering a cleaner and brighter future for our customers and communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Nov. 3, 2022.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
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The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2021 Annual Report on Form 10-K filed with the SEC on February 25, 2022 in Part I, ITEM 1A. Risk Factors; (2) the Registrants' Current Report on Form 8-K filed with the SEC on June 30, 2022 to recast Exelon's consolidated financial statements and certain other financial information originally included in the 2021 Form 10-K in (a) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; (3) the Registrants' Third Quarter 2022 Quarterly Report on Form 10-Q (to be filed on Nov. 3, 2022) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (4) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended September 30, 2022
Operating revenues	$1,378	$1,014	$870	$1,598	$(15)	$4,845
Operating expenses
Purchased power and fuel	121	403	350	610	—	1,484
Operating and maintenance	355	243	235	277	38	1,148
Depreciation and amortization	333	92	148	238	14	825
Taxes other than income taxes	104	60	77	129	7	377
Total operating expenses	913	798	810	1,254	59	3,834
Loss on sales of assets and businesses	—	—	—	—	—	—
Operating income (loss)	465	216	60	344	(74)	1,011
Other income and (deductions)
Interest expense, net	(104)	(45)	(39)	(72)	(105)	(365)
Other, net	14	8	5	19	76	122
Total other (deductions) and income	(90)	(37)	(34)	(53)	(29)	(243)
Income (loss) from continuing operations before income taxes	375	179	26	291	(103)	768
Income taxes	84	44	(7)	2	(31)	92
Net income (loss) from continuing operations after income taxes	291	135	33	289	(72)	676
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	291	135	33	289	(72)	676
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to common shareholders	$291	$135	$33	$289	$(72)	$676

Three Months Ended September 30, 2021
Operating revenues	$1,789	$818	$770	$1,470	$16	$4,863
Operating expenses
Purchased power and fuel	703	277	290	540	(1)	1,809
Operating and maintenance	330	263	205	278	111	1,187
Depreciation and amortization	304	86	142	210	16	758
Taxes other than income taxes	91	51	72	127	12	353
Total operating expenses	1,428	677	709	1,155	138	4,107
Operating income (loss)	361	141	61	315	(122)	756
Other income and (deductions)
Interest expense, net	(98)	(40)	(36)	(67)	(83)	(324)
Other, net	13	7	7	16	17	60
Total other deductions	(85)	(33)	(29)	(51)	(66)	(264)
Income (loss) from continuing operations before income taxes	276	108	32	264	(188)	492
Income taxes	56	(3)	(4)	(2)	(12)	35
Net income (loss) from continuing operations after income taxes	220	111	36	266	(176)	457
Net income from discontinued operations after income taxes	—	—	—	—	772	772
Net income	220	111	36	266	596	1,229
Net income attributable to noncontrolling interests	—	—	—	—	26	26
Net income attributable to common shareholders	$220	$111	$36	$266	$570	$1,203

Change in Net income from continuing operations 2021 to 2022	$71	$24	$(3)	$23	$104	$219

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Nine Months Ended September 30, 2022
Operating revenues	$4,536	$2,877	$2,810	$4,223	$(34)	$14,412
Operating expenses
Purchased power and fuel	1,041	1,093	1,093	1,609	(1)	4,835
Operating and maintenance	1,045	705	658	867	161	3,436
Depreciation and amortization	982	277	470	697	46	2,472
Taxes other than income taxes	289	155	225	362	30	1,061
Total operating expenses	3,357	2,230	2,446	3,535	236	11,804
Loss on sales of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	1,177	647	364	688	(270)	2,606
Other income and (deductions)
Interest expense, net	(308)	(129)	(110)	(216)	(300)	(1,063)
Other, net	40	23	16	56	300	435
Total other (deductions) and income	(268)	(106)	(94)	(160)	—	(628)
Income (loss) from continuing operations before income taxes	909	541	270	528	(270)	1,978
Income taxes	203	67	3	10	73	356
Net income (loss) from continuing operations after income taxes	706	474	267	518	(343)	1,622
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	706	474	267	518	(226)	1,739
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$706	$474	$267	$518	$(227)	$1,738

Nine Months Ended September 30, 2021
Operating revenues	$4,840	$2,399	$2,426	$3,854	$(5)	$13,514
Operating expenses
Purchased power and fuel	1,728	800	840	1,414	(1)	4,781
Operating and maintenance	969	706	595	790	280	3,340
Depreciation and amortization	893	259	434	614	53	2,253
Taxes other than income taxes	243	143	211	349	37	983
Total operating expenses	3,833	1,908	2,080	3,167	369	11,357
Gain on sales of assets and businesses	—	—	—	—	3	3
Operating income (loss)	1,007	491	346	687	(371)	2,160
Other income and (deductions)
Interest expense, net	(292)	(119)	(103)	(201)	(252)	(967)
Other, net	35	20	23	52	60	190
Total other (deductions)	(257)	(99)	(80)	(149)	(192)	(777)
Income (loss) from continuing operations before income taxes	750	392	266	538	(563)	1,383
Income taxes	141	9	(24)	3	(53)	76
Net income (loss) from continuing operations after income taxes	609	383	290	535	(510)	1,307
Net income from discontinued operations after income taxes	—	—	—	—	134	134
Net income (loss)	609	383	290	535	(376)	1,441
Net income attributable to noncontrolling interests	—	—	—	—	126	126
Net income (loss) attributable to common shareholders	$609	$383	$290	$535	$(502)	$1,315

Change in Net income from continuing operations 2021 to 2022	$97	$91	$(23)	$(17)	$167	$315
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$446	$672
Restricted cash and cash equivalents	744	321
Accounts receivable
Customer accounts receivable	2,129	2,189
Customer allowance for credit losses	(341)	(320)
Customer accounts receivable, net	1,788	1,869
Other accounts receivable	1,726	1,068
Other allowance for credit losses	(84)	(72)
Other accounts receivable, net	1,642	996
Inventories, net
Fossil fuel	235	105
Materials and supplies	522	476
Regulatory assets	1,300	1,296
Other	378	387
Current assets of discontinued operations	—	7,835
Total current assets	7,055	13,957
Property, plant, and equipment, net	67,572	64,558
Deferred debits and other assets
Regulatory assets	8,224	8,224
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	2,658	—
Investments	230	250
Other	1,086	885
Property, plant, and equipment, deferred debits, and other assets of discontinued operations	—	38,509
Total deferred debits and other assets	18,828	54,498
Total assets	$93,455	$133,013

	September 30, 2022	December 31, 2021
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,690	$1,248
Long-term debt due within one year	1,300	2,153
Accounts payable	2,693	2,379
Accrued expenses	1,213	1,137
Payables to affiliates	5	5
Regulatory liabilities	493	376
Mark-to-market derivative liabilities	—	18
Unamortized energy contract liabilities	10	89
Other	1,313	766
Current liabilities of discontinued operations	—	7,940
Total current liabilities	8,717	16,111
Long-term debt	35,283	30,749
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,113	10,611
Regulatory liabilities	8,844	9,628
Pension obligations	1,366	2,051
Non-pension postretirement benefit obligations	796	811
Asset retirement obligations	266	271
Mark-to-market derivative liabilities	67	201
Unamortized energy contract liabilities	37	146
Other	1,994	1,573
Long-term debt, deferred credits, and other liabilities of discontinued operations	—	25,676
Total deferred credits and other liabilities	24,483	50,968
Total liabilities	68,873	98,218
Commitments and contingencies
Shareholders’ equity
Common stock	20,895	20,324
Treasury stock, at cost	(123)	(123)
Retained earnings	4,502	16,942
Accumulated other comprehensive loss, net	(692)	(2,750)
Total shareholders’ equity	24,582	34,393
Noncontrolling interests	—	402
Total equity	24,582	34,795
Total liabilities and shareholders’ equity	$93,455	$133,013

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$1,739	$1,441
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,679	6,204
Asset impairments	46	541
Gain on sales of assets and businesses	(8)	(147)
Deferred income taxes and amortization of investment tax credits	256	(45)
Net fair value changes related to derivatives	(59)	(1,244)
Net realized and unrealized losses (gains) on NDT funds	205	(383)
Net unrealized losses on equity investments	16	83
Other non-cash operating activities	265	(293)
Changes in assets and liabilities:
Accounts receivable	(1,049)	(254)
Inventories	(121)	(101)
Accounts payable and accrued expenses	823	354
Option premiums paid, net	(39)	(186)
Collateral received, net	1,456	2,111
Income taxes	3	250
Regulatory assets and liabilities, net	(689)	(367)
Pension and non-pension postretirement benefit contributions	(596)	(602)
Other assets and liabilities	(786)	(3,221)
Net cash flows provided by operating activities	4,141	4,141
Cash flows from investing activities
Capital expenditures	(5,179)	(5,970)
Proceeds from NDT fund sales	488	5,766
Investment in NDT funds	(516)	(5,900)
Collection of DPP	169	3,052
Proceeds from sales of assets and businesses	16	801
Other investing activities	36	40
Net cash flows used in investing activities	(4,986)	(2,211)
Cash flows from financing activities
Changes in short-term borrowings	(335)	(744)
Proceeds from short-term borrowings with maturities greater than 90 days	1,150	1,380
Repayments on short-term borrowings with maturities greater than 90 days	(925)	—
Issuance of long-term debt	5,801	3,406
Retirement of long-term debt	(2,067)	(1,618)
Issuance of common stock	563	—
Dividends paid on common stock	(999)	(1,121)
Acquisition of CENG noncontrolling interest	—	(885)
Proceeds from employee stock plans	26	63
Transfer of cash, restricted cash, and cash equivalents to Constellation	(2,594)	—
Other financing activities	(121)	(93)
Net cash flows provided by financing activities	499	388
(Decrease) increase in cash, restricted cash, and cash equivalents	(346)	2,318
Cash, restricted cash, and cash equivalents at beginning of period	1,619	1,166
Cash, restricted cash, and cash equivalents at end of period	$1,273	$3,484

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended September 30, 2022 and 2021
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2021 GAAP Net Income (Loss) from Continuing Operations	$0.47	$220		$111		$36		$266		$(176)	$457
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		3	3
Cost Management Program (net of taxes of $0)	—	—		1		1		1		1	4
COVID-19 Direct Costs (net of taxes of $0) (1)	—	—		1		1		1		—	3
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		2		—	2
Acquisition Related Costs (net of taxes of $2) (2)	0.01	—		—		—		—		7	7
ERP System Implementation Costs (net of taxes of $1) (3)	—	—		—		—		—		4	4
Separation Costs (net of taxes of $2, $1, $1, $1, $3 and $8, respectively) (4)	0.02	4		2		2		3		5	16
Income Tax-Related Adjustments (entire amount represents tax (expense) (5)	0.03	—		—		—		—		26	26
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.53	$224		$114		$40		$272		$(128)	$522

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$0.02	$—	(b)	$21		$—	(b)	$1	(b)	$—	$22
Load	(0.02)	—	(b)	(17)		—	(b)	(1)	(b)	—	(18)
Distribution and Transmission Rates (7)	0.12	39	(c)	35	(c)	26	(c)	21	(c)	—	121
Other Energy Delivery (8)	0.12	83	(c)	14	(c)	2	(c)	18	(c)	—	117
Operating and Maintenance Expense (9)	0.01	(27)		10		8		(7)		23	7
Pension and Non-Pension Postretirement Benefits	0.01	6		2		2		(1)		5	14
Depreciation and Amortization Expense (10)	(0.05)	(22)		(5)		(4)		(20)		2	(49)
Other (11)	0.01	(10)		—		(4)		3		20	9
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.22	$69		$60		$30		$14		$50	$223

2022 GAAP Net Income (Loss) from Continuing Operations	$0.68	$291		$135		$33		$289		$(72)	$676
Asset Retirement Obligation (net of taxes of $2)	—	—		—		—		(4)		—	(4)
Asset Impairments (net of taxes of $10) (6)	0.04	—		—		37		—		—	37
Separation Costs (net of taxes of $1, $0, $0, $0, $2, and $1, respectively) (4)	—	2		1		1		1		(8)	(3)
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.04	—		38		—		—		—	38
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.75	$293		$174		$70		$286		$(78)	$745
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees, which are recorded in Operating and maintenance expense.
(2)Reflects certain BSC costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021, that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules.
(3)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation, which are recorded in Operating and maintenance expense.
(4)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.

(5)In 2022, for PECO, reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. In 2021, for Corporate, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(6)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expenses.
(7)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution rate increases.
(8)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs.
(9)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, primarily reflects higher contracting costs. For PECO, primarily reflects decreased storm costs, partially offset by increases in various expenses. For BGE, primarily reflects decreased storm costs. For Corporate, primarily reflects two offsetting items: 1) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules and 2) an increase in Operating and maintenance expense with an offsetting increase in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(10)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs.
(11)For ComEd, includes increased charges related to the Energy Transition Assistance Charge rider which are fully recoverable in Other Energy Delivery. For Corporate, primarily reflects an increase in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting increase in Operating and maintenance expense, partially offset by an increase in interest expense.

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Nine Months Ended September 30, 2022 and 2021
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2021 GAAP Net Income (Loss) from Continuing Operations	$1.33	$609		$383		$290		$535		$(510)	$1,307
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $2)	0.01	—		—		—		—		6	6
Cost Management Program (net of taxes of $0)	0.01	—		1		1		1		2	5
COVID-19 Direct Costs (net of taxes of $1, $1, $1 and $3, respectively) (1)	0.01	—		3		2		2		—	7
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		2		—	2
Acquisition Related Costs (net of taxes of $5) (2)	0.02	—		—		—		—		15	15
ERP System Implementation Costs (net of taxes of $0, $0, $0, $2 and $2, respectively) (3)	0.01	—		1		1		1		7	10
Separation Costs (net of taxes of $3, $1, $1, $2, $6 and $13, respectively) (4)	0.03	7		3		4		5		10	29
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.02	—		—		—		—		24	24
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.43	$617		$391		$298		$546		$(447)	$1,405

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$0.01	$—	(b)	$14		$—	(b)	$(2)	(b)	$—	$12
Load	(0.01)	—	(b)	(6)		—	(b)	(4)	(b)	—	(10)
Distribution and Transmission Rates (7)	0.30	82	(c)	101	(c)	46	(c)	68	(c)	—	297
Other Energy Delivery (8)	0.32	192	(c)	31	(c)	31	(c)	59	(c)	—	313
Operating and Maintenance Expense (9)	(0.13)	(68)		(7)		(23)		(64)		31	(131)
Pension and Non-Pension Postretirement Benefits	0.04	16		5		7		1		9	38
Depreciation and Amortization Expense (10)	(0.16)	(64)		(14)		(26)		(60)		3	(161)
Other (11)	0.05	(60)		2		(25)		(21)		152	48
Share Differential (12)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.41	$98		$126		$10		$(23)		$195	$406

2022 GAAP Net Income (Loss) from Continuing Operations	$1.65	$706		$474		$267		$518		$(343)	$1,622
Asset Retirement Obligation (net of taxes of $2)	—	—		—		—		(4)		—	(4)
ERP System Implementation Costs (net of taxes of $0) (3)	—	—		—		—		—		1	1
Asset Impairments (net of taxes of $10) (6)	0.04	—		—		37		—		—	37
Separation Costs (net of taxes of $4, $2, $2, $3, $0, and $10, respectively) (4)	0.03	9		4		4		7		1	25
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.13	—		38		—		3		89	130
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.84	$715		$517		$308		$523		$(252)	$1,811
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees, which are recorded in Operating and maintenance expense.
(2)Reflects certain BSC costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021, that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules.
(3)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation, which are recorded in Operating and maintenance expense.
(4)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(5)In 2022, for PECO, reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. In 2022, for Corporate, in connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the net deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs partially offset by a one-time impact associated with a state tax benefit. In 2021, for Corporate, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(6)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expenses.
(7)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution and transmission rate increases. For PHI, reflects increased revenue primarily due to distribution rate increases.
(8)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs. For PHI, includes the regulatory asset amortization of the ACE Power Purchase Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(9)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, partially reflects the voluntary customer refund related to the ICC investigation of matters identified in the Deferred Prosecution Agreement and higher contracting costs. For PECO, reflects increases in various expenses, mostly offset by decreased storm costs. For BGE, reflects higher credit loss expense and decreased storm costs. For PHI, includes increased storm costs, increased credit loss expense, and higher contracting costs partially due to timing of maintenance projects. For Corporate, primarily reflects two offsetting items: 1) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (YTD Q3 2022 includes one month of costs for the period prior to the separation compared to nine months of costs included in YTD Q3 2021) and 2) an increase in Operating and maintenance expense with an offsetting increase in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(10)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs. For PHI, includes the regulatory asset amortization of the ACE Power Purchase Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(11)For ComEd, includes increased charges related to the Energy Transition Assistance Charge rider which are fully recoverable in Other Energy Delivery. For PECO, includes an increase in tax repairs deduction. For PHI, primarily reflects increased interest expense and the timing of tax expense driven by the timing of excess deferred tax amortization, which will reverse by the end of the year. For Corporate, primarily reflects an increase in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting increase in Operating and maintenance expense, partially offset by an increase in interest expense.
(12)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	8,467	8,986	(5.8)%	0.1%	$935	$978	(4.4)%
Small commercial & industrial	8,003	8,243	(2.9)%	(1.4)%	217	433	(49.9)%
Large commercial & industrial	6,973	7,109	(1.9)%	(0.8)%	(117)	148	(179.1)%
Public authorities & electric railroads	216	228	(5.3)%	(4.8)%	3	11	(72.7)%
Other(b)	—	—	n/a	n/a	246	245	0.4%
Total electric revenues(c)	23,659	24,566	(3.7)%	(0.7)%	1,284	1,815	(29.3)%
Other Revenues(d)					94	(26)	(461.5)%
Total Electric Revenues					$1,378	$1,789	(23.0)%
Purchased Power					$121	$703	(82.8)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	75	16	79	368.8%	(5.1)%
Cooling Degree-Days	778	866	722	(10.2)%	7.8%

Nine Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	21,835	22,228	(1.8)%	(0.4)%	$2,610	$2,479	5.3%
Small commercial & industrial	22,705	22,610	0.4%	0.6%	953	1,176	(19.0)%
Large commercial & industrial	20,361	19,956	2.0%	2.3%	48	420	(88.6)%
Public authorities & electric railroads	659	698	(5.6)%	(5.5)%	22	33	(33.3)%
Other(b)	—	—	n/a	n/a	718	676	6.2%
Total electric revenues(c)	65,560	65,492	0.1%	0.7%	4,351	4,784	(9.1)%
Other Revenues(d)					185	56	230.4%
Total Electric Revenues					$4,536	$4,840	(6.3)%
Purchased Power					$1,041	$1,728	(39.8)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	3,953	3,632	3,861	8.8%	2.4%
Cooling Degree-Days	1,155	1,257	988	(8.1)%	16.9%

Number of Electric Customers	2022	2021
Residential	3,711,894	3,699,376
Small commercial & industrial	390,303	389,348
Large commercial & industrial	1,892	1,865
Public authorities & electric railroads	4,854	4,853
Total	4,108,943	4,095,442
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $6 million and $9 million for the three months ended September 30, 2022 and 2021, respectively, and $14 million and $19 million for the nine months ended September 30, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	4,386	4,318	1.6%	(5.6)%	$620	$509	21.8%
Small commercial & industrial	2,139	2,157	(0.8)%	(3.3)%	149	113	31.9%
Large commercial & industrial	3,943	3,880	1.6%	0.1%	93	67	38.8%
Public authorities & electric railroads	172	155	11.0%	10.5%	8	7	14.3%
Other(b)	—	—	n/a	n/a	71	61	16.4%
Total electric revenues(c)	10,640	10,510	1.2%	(2.8)%	941	757	24.3%
Other Revenues(d)					—	5	(100.0)%
Total Electric Revenues					941	762	23.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,197	2,244	(2.1)%	0.3%	46	36	27.8%
Small commercial & industrial	2,054	1,926	6.6%	9.5%	20	13	53.8%
Large commercial & industrial	6	4	50.0%	19.6%	—	—	n/a
Transportation	5,162	5,356	(3.6)%	(9.3)%	5	5	—%
Other(f)	—	—	n/a	n/a	2	2	—%
Total natural gas revenues(g)	9,419	9,530	(1.2)%	(3.1)%	73	56	30.4%
Other Revenues(d)					—	—	100.0%
Total Natural Gas Revenues					73	56	30.4%
Total Electric and Natural Gas Revenues					$1,014	$818	24.0%
Purchased Power and Fuel					$403	$277	45.5%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	19	4	24	375.0%	(20.8)%
Cooling Degree-Days	1,290	1,094	1,021	17.9%	26.3%

Nine Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	11,204	11,201	—%	(2.0)%	$1,538	$1,325	16.1%
Small commercial & industrial	5,889	5,796	1.6%	0.8%	386	312	23.7%
Large commercial & industrial	10,691	10,627	0.6%	—%	229	183	25.1%
Public authorities & electric railroads	489	425	15.1%	15.1%	23	24	(4.2)%
Other(b)	—	—	n/a	n/a	202	167	21.0%
Total electric revenues(c)	28,273	28,049	0.8%	(0.4)%	2,378	2,011	18.2%
Other Revenues(d)					12	22	(45.5)%
Total Electric Revenues					2,390	2,033	17.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	28,240	27,945	1.1%	4.1%	335	251	33.5%
Small commercial & industrial	16,238	15,217	6.7%	8.5%	125	94	33.0%
Large commercial & industrial	20	13	53.8%	14.0%	—	—	n/a
Transportation	18,508	18,474	0.2%	(0.7)%	19	17	11.8%
Other(f)	—	—	n/a	n/a	7	4	75.0%
Total natural gas revenues(g)	63,006	61,649	2.2%	3.8%	486	366	32.8%
Other Revenues(d)					1	—	100.0%
Total Natural Gas Revenues					487	366	33.1%
Total Electric and Natural Gas Revenues					$2,877	$2,399	19.9%
Purchased Power and Fuel					$1,093	$800	36.6%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,632	2,710	2,864	(2.9)%	(8.1)%
Cooling Degree-Days	1,725	1,517	1,413	13.7%	22.1%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	1,523,269	1,514,836	Residential	500,934	495,752
Small commercial & industrial	155,516	155,006	Small commercial & industrial	46,074	44,435
Large commercial & industrial	3,120	3,108	Large commercial & industrial	9	6
Public authorities & electric railroads	10,393	10,271	Transportation	656	670
Total	1,692,298	1,683,221	Total	547,673	540,863
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended September 30, 2022 and 2021, and $5 million and $5 million for the nine months ended September 30, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended September 30, 2022 and 2021, respectively, and $1 million and $1 million for the nine months ended September 30, 2022 and 2021, respectively.

BGE Statistics
Three Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,664	3,736	(1.9)%	—%	$406	$383	6.0%
Small commercial & industrial	754	779	(3.2)%	—%	88	73	20.5%
Large commercial & industrial	3,703	3,753	(1.3)%	(0.6)%	158	128	23.4%
Public authorities & electric railroads	46	52	(11.5)%	(9.1)%	7	7	—%
Other(b)	—	—	n/a	n/a	101	104	(2.9)%
Total electric revenues(c)	8,167	8,320	(1.8)%	(0.4)%	760	695	9.4%
Other Revenues(d)					(3)	(18)	(83.3)%
Total Electric Revenues					757	677	11.8%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,321	2,359	(1.6)%	(2.4)%	70	57	22.8%
Small commercial & industrial	844	902	(6.4)%	(6.5)%	13	10	30.0%
Large commercial & industrial	7,943	7,296	8.9%	10.3%	28	22	27.3%
Other(f)	82	612	(86.6)%	n/a	2	6	(66.7)%
Total natural gas revenues(g)	11,190	11,169	0.2%	5.9%	113	95	18.9%
Other Revenues(d)					—	(2)	(100.0)%
Total Natural Gas Revenues					113	93	21.5%
Total Electric and Natural Gas Revenues					$870	$770	13.0%
Purchased Power and Fuel					$350	$290	20.7%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	50	42	71	19.0%	(29.6)%
Cooling Degree-Days	711	739	613	(3.8)%	16.0%

Nine Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	9,985	10,046	(0.6)%	(0.5)%	$1,158	$1,044	10.9%
Small commercial & industrial	2,126	2,128	(0.1)%	0.3%	239	202	18.3%
Large commercial & industrial	10,090	10,054	0.4%	0.8%	418	342	22.2%
Public authorities & electric railroads	152	149	2.0%	2.9%	20	20	—%
Other(b)	—	—	n/a	n/a	297	269	10.4%
Total electric revenues(c)	22,353	22,377	(0.1)%	0.2%	2,132	1,877	13.6%
Other Revenues(d)					(10)	(11)	(9.1)%
Total Electric Revenues					2,122	1,866	13.7%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	28,382	25,758	10.2%	7.0%	448	354	26.6%
Small commercial & industrial	6,895	6,226	10.7%	6.9%	77	59	30.5%
Large commercial & industrial	31,854	29,559	7.8%	7.5%	128	103	24.3%
Other(f)	5,472	9,125	(40.0)%	n/a	50	41	22.0%
Total natural gas revenues(g)	72,603	70,668	2.7%	7.2%	703	557	26.2%
Other Revenues(d)					(15)	3	(600.0)%
Total Natural Gas Revenues					688	560	22.9%
Total Electric and Natural Gas Revenues					$2,810	$2,426	15.8%
Purchased Power and Fuel					$1,093	$840	30.1%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,737	2,708	2,958	1.1%	(7.5)%
Cooling Degree-Days	990	1,039	872	(4.7)%	13.5%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	1,200,786	1,194,254	Residential	653,413	649,745
Small commercial & industrial	115,778	114,814	Small commercial & industrial	38,128	38,216
Large commercial & industrial	12,774	12,584	Large commercial & industrial	6,222	6,167
Public authorities & electric railroads	266	268
Total	1,329,604	1,321,920	Total	697,763	694,128
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $4 million for the three months ended September 30, 2022 and 2021, respectively, and $5 million and $10 million for the nine months ended September 30, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $3 million for the three months ended September 30, 2022 and 2021, respectively, and $8 million and $10 million for the nine months ended September 30, 2022 and 2021, respectively.

Pepco Statistics
Three Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	2,384	2,457	(3.0)%	(2.4)%	$318	$309	2.9%
Small commercial & industrial	299	306	(2.3)%	(1.9)%	44	36	22.2%
Large commercial & industrial	3,866	3,862	0.1%	0.4%	303	244	24.2%
Public authorities & electric railroads	176	165	6.7%	6.5%	9	8	12.5%
Other(b)	—	—	n/a	n/a	57	53	7.5%
Total electric revenues(c)	6,725	6,790	(1.0)%	(0.5)%	731	650	12.5%
Other Revenues(d)					(7)	10	(170.0)%
Total Electric Revenues					$724	$660	9.7%
Purchased Power					$230	$172	33.7%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	19	—	7	n/a	171.4%
Cooling Degree-Days	1,218	1,221	1,185	(0.2)%	2.8%

Nine Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	6,390	6,495	(1.6)%	(1.5)%	$826	$785	5.2%
Small commercial & industrial	855	884	(3.3)%	(3.4)%	117	101	15.8%
Large commercial & industrial	10,499	10,091	4.0%	3.9%	806	616	30.8%
Public authorities & electric railroads	451	506	(10.9)%	(10.8)%	25	24	4.2%
Other(b)	—	—	n/a	n/a	157	154	1.9%
Total electric revenues(c)	18,195	17,976	1.2%	1.2%	1,931	1,680	14.9%
Other Revenues(d)					(12)	56	(121.4)%
Total Electric Revenues					$1,919	$1,736	10.5%
Purchased Power					$605	$471	28.5%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,357	2,343	2,429	0.6%	(3.0)%
Cooling Degree-Days	1,721	1,724	1,696	(0.2)%	1.5%

Number of Electric Customers	2022	2021
Residential	853,873	839,574
Small commercial & industrial	54,423	53,849
Large commercial & industrial	22,789	22,586
Public authorities & electric railroads	196	179
Total	931,281	916,188
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended September 30, 2022 and 2021, respectively, and $4 million and $4 million for the nine months ended September 30, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,574	1,594	(1.3)%	(2.7)%	$207	$198	4.5%
Small commercial & industrial	667	671	(0.6)%	(1.2)%	65	53	22.6%
Large commercial & industrial	1,167	1,160	0.6%	0.2%	43	27	59.3%
Public authorities & electric railroads	10	10	—%	(1.6)%	4	4	—%
Other(b)	—	—	n/a	n/a	55	56	(1.8)%
Total electric revenues(c)	3,418	3,435	(0.5)%	(1.4)%	374	338	10.7%
Other Revenues(d)					—	(1)	(100.0)%
Total Electric Revenues					374	337	11.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	374	399	(6.3)%	(15.2)%	10	10	—%
Small commercial & industrial	331	352	(6.0)%	(10.2)%	6	5	20.0%
Large commercial & industrial	397	395	0.5%	0.6%	3	2	50.0%
Transportation	1,284	1,303	(1.5)%	(2.1)%	3	3	—%
Other(g)	—	—	n/a	n/a	16	3	433.3%
Total natural gas revenues	2,386	2,449	(2.6)%	(5.2)%	38	23	65.2%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					38	23	65.2%
Total Electric and Natural Gas Revenues					$412	$360	14.4%
Purchased Power and Fuel					$183	$138	32.6%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	31	9	24	244.4%	29.2%
Cooling Degree-Days	1,046	998	911	4.8%	14.8%

Natural Gas Service Territory				% Change
Heating Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	32	11	36	190.9%	(11.1)%

Nine Months Ended September 30, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	4,257	4,245	0.3%	(0.1)%	$570	$535	6.5%
Small commercial & industrial	1,809	1,787	1.2%	1.1%	173	145	19.3%
Large commercial & industrial	3,207	3,145	2.0%	2.0%	99	70	41.4%
Public authorities & electric railroads	32	34	(5.9)%	(4.7)%	11	11	—%
Other(b)	—	—	n/a	n/a	168	143	17.5%
Total rate-regulated electric revenues(c)	9,305	9,211	1.0%	0.8%	1,021	904	12.9%
Other Revenues(d)					(2)	18	(111.1)%
Total Electric Revenues					1,019	922	10.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	5,810	5,507	5.5%	4.7%	77	67	14.9%
Small commercial & industrial	2,882	2,647	8.9%	9.1%	35	29	20.7%
Large commercial & industrial	1,259	1,247	1.0%	0.9%	9	5	80.0%
Transportation	4,934	4,997	(1.3)%	(1.1)%	11	11	—%
Other(f)	—	—	n/a	n/a	25	6	316.7%
Total rate-regulated natural gas revenues	14,885	14,398	3.4%	3.2%	157	118	33.1%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					157	118	33.1%
Total Electric and Natural Gas Revenues					$1,176	$1,040	13.1%
Purchased Power and Fuel					$507	$402	26.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,724	2,739	2,889	(0.5)%	(5.7)%
Cooling Degree-Days	1,392	1,376	1,260	1.2%	10.5%

Natural Gas Service Territory				% Change
Heating Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,828	2,848	3,029	(0.7)%	(6.6)%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	480,779	476,008	Residential	129,005	127,740
Small commercial & industrial	63,685	62,990	Small commercial & industrial	10,044	9,935
Large commercial & industrial	1,230	1,215	Large commercial & industrial	16	21
Public authorities & electric railroads	597	605	Transportation	156	158
Total	546,291	540,818	Total	139,221	137,854
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2022 and 2021, respectively and $5 million and $6 million for the nine months ended September 30, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	1,516	1,540	(1.6)%	(2.8)%	$283	$275	2.9%
Small commercial & industrial	478	435	9.9%	10.1%	70	61	14.8%
Large commercial & industrial	885	874	1.3%	0.9%	55	49	12.2%
Public authorities & electric railroads	9	9	—%	(1.6)%	3	3	—%
Other(b)	—	—	n/a	n/a	54	63	(14.3)%
Total electric revenues(c)	2,888	2,858	1.0%	0.3%	465	451	3.1%
Other Revenues(d)					(3)	—	n/a
Total Electric Revenues					$462	$451	2.4%
Purchased Power					$197	$230	(14.3)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	38	11	30	245.5%	26.7%
Cooling Degree-Days	955	922	872	3.6%	9.5%

Nine Months Ended September 30, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	3,293	3,443	(4.4)%	(4.6)%	$611	$604	1.2%
Small commercial & industrial	1,179	1,073	9.9%	9.8%	171	146	17.1%
Large commercial & industrial	2,396	2,351	1.9%	1.8%	151	139	8.6%
Public authorities & electric railroads	34	33	3.0%	—%	11	10	10.0%
Other(b)	—	—	n/a	n/a	190	158	20.3%
Total electric revenues(c)	6,902	6,900	—%	(0.2)%	1,134	1,057	7.3%
Other Revenues(d)					(14)	23	(160.9)%
Total Electric Revenues					$1,120	$1,080	3.7%
Purchased Power					$497	$541	(8.1)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	3,007	2,884	3,024	4.3%	(0.6)%
Cooling Degree-Days	1,231	1,246	1,178	(1.2)%	4.5%

Number of Electric Customers	2022	2021
Residential	501,869	499,775
Small commercial & industrial	62,204	61,838
Large commercial & industrial	3,075	3,209
Public authorities & electric railroads	731	707
Total	567,879	565,529
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling less than $1 million and $1 million for the three months ended September 30, 2022 and 2021, respectively, and $2 million for both the nine months ended September 30, 2022 and 2021.
(d)Includes alternative revenue programs.